EXHIBIT 11
                            JONES APPAREL GROUP, INC.
              Computation of Basic and Diluted Earnings per Share
                     (In millions except per share amounts)

                                         For the Year Ended December 31,
                                        --------------------------------
                                            2003        2002        2001
                                        --------    --------     -------
Basic Earnings per Share:
-------------------------
Net income...........................     $328.6      $318.5      $236.2
                                        ========    ========     =======

Weighted average number of shares
outstanding..........................      127.3       128.2       123.2
                                        ========    ========     =======

Basic earnings per share.............      $2.58       $2.48       $1.92
                                        ========    ========     =======

Diluted Earnings per Share:
---------------------------
Net income...........................     $328.6      $318.5      $236.2
Add: interest expense associated
     with convertible notes,
     net of tax benefit..............        9.5         9.1         7.7
                                        --------    --------     -------
Income available to common
  shareholders.......................     $338.1      $327.6      $243.9
                                        ========    ========     =======

Weighted average number of shares
  outstanding........................      127.3       128.2       123.2
Effect of dilutive securities:
  Employee stock options.............        1.3         2.9         3.3
  Assumed conversion of convertible
    notes............................        7.9         7.9         7.2
                                        --------    --------     -------
                                           136.5       139.0       133.7
                                        ========    ========     =======
Diluted earnings per share..........       $2.48       $2.36       $1.82
                                        ========    ========     =======